Exhibit 23.2
Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Viemed Healthcare, Inc. of our report dated August 2, 2023, relating to the consolidated financial statements of Home Medical Products, Inc., appearing in the Current Report on Form 8-K/A filed by Viemed Healthcare, Inc. on August 2, 2023.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

 /s/ HORNE LLP

Ridgeland, Mississippi
August 24, 2023